UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2014

LVB ACQUISITION, INC.
BIOMET, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware Indiana	000-54505 001-15601	26-0499682 35-1418342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
56 East Bell Drive
Warsaw, Indiana 46582
(Address of Principal Executive Offices, Including Zip Code)
(574) 267-6639
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
The accompanying press release includes the accounts of Biomet, Inc. and its subsidiaries (individually and collectively referred to as “Biomet”, the “Company”, “we”, “us”, or “our”). Biomet is a wholly owned subsidiary of LVB Acquisition, Inc. (“LVB”). LVB has no other operations beyond its ownership of Biomet. Intercompany accounts and transactions have been eliminated in consolidation.
On April 3, 2014, the Company issued a press release with respect to preliminary financial results for the third fiscal quarter of fiscal 2014. The press release attached hereto as Exhibit 99.1 is incorporated by reference herein.
The earnings release attached as Exhibit 99.1 includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP. Management exercises judgment in determining which types of charges or other items should be excluded from non-GAAP financial measures. Management uses this non-GAAP information internally to evaluate the performance of the core operations, establish operational goals and forecasts that are used in allocating resources and to evaluate our performance period-over-period. Additionally, our management is evaluated on the basis of some of these non-GAAP financial measures when determining achievement of their incentive compensation performance targets. We believe that our disclosure of these non-GAAP financial measures provides investors greater transparency to the information used by management for its financial and operational decision-making and enables investors to better understand our period-over-period operating performance.
The non-GAAP financial measures included in the press release consist of consolidated net sales excluding the impact of foreign currency (constant currency); operating income as adjusted; Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), as adjusted; net income as adjusted; gross profit as adjusted; selling, general and administrative expense as adjusted; research and development expense as adjusted; interest expense as adjusted; other (income) expense as adjusted; provision (benefit) for income taxes as adjusted; net debt; cash and cash equivalents; free cash flow; and unlevered free cash flow. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included elsewhere in the press release.
The term “as adjusted,” a non-GAAP financial measure, refers to financial performance measures that exclude certain income statement line items, such as interest, taxes, depreciation or amortization, and/or exclude certain expenses, such as restructuring charges, non-cash impairment charges, integration and facilities opening costs or other business optimization expenses, new systems design and implementation costs, certain start-up costs and costs related to consolidation of facilities, certain non-cash charges, advisory fees paid to the Principal Stockholders, certain severance charges, purchase accounting costs, litigation costs, including metal-on-metal, and other related charges.
The following is an explanation of each of the items that management excluded from one or more of the non-GAAP financial measures used in this press release and the reasons for excluding each of these items:
Impact of Foreign Currency. The Company excludes the foreign currency impact on net sales information compared to prior year results primarily because it is not reflective of the ongoing operating results and is not used by management in evaluation of net sales performance. The Company further believes this information is useful to investors in that it provides period-over-period comparability. The impact of foreign currency exchange rates is calculated by translating actual current period net sales at the prior year exchange rate. These results are used to determine year-over-year percentage increase or decrease that excludes the impact of changes in foreign currency exchange rates.
Purchase Accounting Depreciation and Amortization. Depreciation and amortization related to the Merger, 2012 Trauma Acquisition and 2013 Spine Acquisition are excluded in non-GAAP financial measures as they are not reflective of the Company’s ongoing operational performance or liquidity. The Company further believes the exclusion of this information in the applicable non-GAAP financial measure is useful to investors in that it provides period-over-period comparability.
Litigation Settlements and Reserves and Other Legal Fees. The Company excludes certain litigation related expenses, including metal-on-metal, and settlements from non-GAAP financial measures that are not reflective of the Company’s ongoing operational performance. The Company further believes this information is useful to investors in that it provides period-over-period comparability.
Acquisition Costs. On May 24, 2012, DePuy Orthopaedics, Inc. accepted the Company’s binding offer to purchase certain assets representing substantially all of DePuy’s worldwide trauma business (the “2012 Trauma Acquisition”), which involves researching, developing, manufacturing, marketing, distributing and selling products to treat certain bone fractures or deformities in the human body, including certain intellectual property assets, and to assume certain liabilities, for approximately $280.0 million in cash. The Company acquired the DePuy worldwide trauma business to strengthen its trauma business and to continue to build a stronger presence in the global trauma market. On June 15, 2012, the Company announced the initial closing of the transaction. During the first and second quarters of fiscal year 2013, subsequent closings in various foreign countries occurred on a staggered basis, with the final closing occurring on December 7, 2012.
On October 5, 2013, the Company and its wholly-owned subsidiaries EBI Holdings, LLC, a Delaware limited liability company (“EBI”), and LNX Acquisition, Inc., a Delaware corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lanx, Inc., a Delaware corporation (“Lanx”). On October 31, 2013, Merger Sub merged with and into Lanx and the separate corporate existence of Merger Sub ceased (the “2013 Spine Acquisition”). Upon the consummation of the 2013 Spine Acquisition, Lanx became a wholly-owned subsidiary of EBI and the Company. As of November 1, 2013 the activities of Lanx were included in the Company’s consolidated results. The aggregate purchase price for the acquisition was approximately $150.8 million on a debt-free basis.
The Company excludes acquisition-related expenses including inventory step-ups to fair value for the 2012 Trauma Acquisition and 2013 Spine Acquisition from non-GAAP financial measures that are not reflective of the Company’s ongoing operational performance. The Company further believes this information is useful to investors in that it provides period-over-period comparability.
Operational Restructuring and Consulting Expenses Related to Operational Improvement Initiatives. Restructuring charges relate principally to employee severance and facility consolidation costs resulting from the closure of facilities and other workforce reductions attributable to our efforts to reduce costs. Operational restructuring charges also include abnormal manufacturing variances related to temporary redundant overhead costs within the Company’s plant network as the Company continues to rationalize and move production to its larger operating locations in order to increase manufacturing efficiency and product rationalization charges. The Company excludes these costs from non-GAAP financial measures primarily because they are not reflective of the ongoing operating results and they are not used by management to assess ongoing operational performance. The Company further believes the exclusion of this information in the applicable non-GAAP financial measure is useful to investors in that it provides period-over-period comparability.
Loss on extinguishment of debt. Loss on extinguishment of debt charges include write off of deferred financing fees, dealer manager fees and tender/call premium on retirement of bonds. The Company excludes these charges from non-GAAP measures because they are not reflective of the Company’s ongoing operational performance or liquidity. The Company further believes the exclusion of this information in the applicable non-GAAP financial measure is useful to investors in that it provides period-over-period comparability.
Loss on swap liability. Loss on swap liability charges include a one-time charge to interest expense related to the termination of our euro-denominated term loans. This charge is excluded from net income as adjusted per our credit agreement. The Company further believes the exclusion of this information in the applicable non-GAAP financial measure is useful to investors in that it provides period-over-period comparability.
Principal Stockholder Fee. Biomet, Inc. finalized the merger with LVB Acquisition Merger Sub, Inc., a wholly-owned subsidiary of LVB Acquisition, Inc., which we refer to in this Form 8-K as the “Merger”, on September 25, 2007. LVB Acquisition, Inc. is indirectly owned by investment partnerships directly or indirectly advised or managed by The Blackstone Group, Goldman Sachs & Co., Kohlberg Kravis Roberts & Co. and TPG Global (each a “Principal Stockholder” and collectively, the “Principal Stockholders”). Upon completion of the Merger, the Company entered into a management services agreement with certain affiliates of the Principal Stockholders, pursuant to which such affiliates of the Principal Stockholders or their successors assigns, affiliates, officers, employees, and/or representatives and third parties (collectively, the “Managers”) provide management, advisory, and consulting services to the Company. Pursuant to such agreement, the Principal Stockholders receive an annual monitoring fee equal to 1% of the Company’s annual Adjusted EBITDA (as defined in our credit agreement) as compensation for the services rendered and reimbursement for out-of-pocket expenses incurred by the Managers in connection with the agreement. The Company excludes these costs from non-GAAP financial measures primarily because they are not reflective of the ongoing operating results and they are not used by management to assess ongoing operational performance. The Company further believes the exclusion of this information in the applicable non-GAAP financial measure is useful to investors in that it provides period-over-period comparability.

The following is an explanation of each of the other items that management excluded from one or more of the non-GAAP financial measures used in this press release and the reasons for excluding each of these items:

Tax Effect on Special and Purchase Accounting Items. This amount is used to present the impact of the above non-GAAP adjustments on net income, as adjusted.
Net Debt. Net debt is the sum of the Company’s total debt less cash and cash equivalents (as defined by our credit agreement) and time deposits with maturities of less than two years.
The Company is furnishing the information contained in this report, including the Exhibit, pursuant to Item 2.02 of Form 8-K promulgated by the Securities and Exchange Commission (the “SEC”). This information shall not be deemed to be “filed” with the SEC or incorporated by reference into any other filing with the SEC.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Document

99.1	Press Release issued April 3, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Date: April 3, 2014

LVB ACQUISITION, INC.

/s/ Daniel P. Florin
By:	Daniel P. Florin
Its:	Senior Vice President and Chief Financial Officer

BIOMET, INC.

/s/ Daniel P. Florin
By:	Daniel P. Florin
Its:	Senior Vice President and Chief Financial Officer